UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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El Paso Electric Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

(915) 543-5711

March 31, 2003

Dear Shareholder:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 8, 2003, at 10:00 a.m., Mountain Daylight Time.

The purpose of the Annual Meeting is to give shareholders an opportunity to vote on the election of Class I Directors.

Information concerning this matter is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposal as explained in the attached Proxy Statement.

Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return promptly the enclosed Proxy.

Sincerely,

Gary R. Hedrick

President and Chief Executive Officer

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

El Paso Electric Company:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 8, 2003, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

(1)	To elect five members of the Board of Directors for three-year terms; and

(2)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors knows of no matter, other than the election of Class I Directors (which is discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

The Board of Directors has fixed the close of business on March 10, 2003 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from the broker so that beneficial ownership can be verified without delay on the meeting date. The prompt return of your Proxy will save the postage expense of additional mailings.

By Order of the Board of Directors,

Raul A. Carrillo, Jr.

Sr. Vice President, General Counsel

and Secretary

March 31, 2003

YOUR VOTE IS IMPORTANT

PLEASE MARK, DATE, SIGN AND

PROMPTLY RETURN YOUR PROXY. THANK YOU.

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 8, 2003

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the “Company”) for use at its 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 8, 2003, at the Company’s principal offices, and at any adjournments thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, or other electronic means by the directors, officers, employees and agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Georgeson Shareholder Communications, Inc. for a fee of $5,000 plus out-of-pocket expenses.

This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about March 31, 2003.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

At the close of business on March 10, 2003, the “record date” for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 49,319,582 shares of its common stock (the “Common Stock”).

Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class I Director.

A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting or by ballot at the meeting. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted FOR the election of the five nominees described below as Class I Directors. If no proxy is returned, the shares represented by such proxy will not be voted.

The election of Class I Directors is the only matter the Board of Directors knows will be presented at the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company.

Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote AGAINST when determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL 1 – ELECTION OF CLASS I DIRECTORS

Article III, Section 2 of the Company’s Bylaws divides the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three-year term. The Class I Directors, consisting of the five nominees shown below, will stand for election at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders in 2006 or until their successors are elected and qualified.

The shares represented by the accompanying proxy will be voted to elect the five nominees as Class I Directors as recommended by the Board of Directors, who are shown below as nominees for such class, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. EDWARDS, GUZMAN, WERTHEIMER, YAMARONE AND HARRIS AS CLASS I DIRECTORS.

NOMINEES AND DIRECTORS OF THE COMPANY

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)
NOMINEES FOR CLASS I DIRECTORS (New term will expire in 2006)

George W. Edwards, Jr. (2)	63	1992	Chairman of the Board since May 1996; Retired as President, Chief Executive Officer and Director of Kansas City Southern Railway Company in May 1995.
Ramiro Guzman	56	1996

President of Viva Distributing since March 2001 and owner of Ramiro Guzman & Associates since February 2000; President of Montana Beverage Company from February 1998 through January 2000; President and Chief Executive Officer of Dickshire Distributing for more than five years prior to February 1998.

James W. Harris(3)	56	1996	Founder and President of Seneca Financial Group, Inc.
Stephen N. Wertheimer (4)	52	1996	Managing Director of W Capital Management since 2001; Managing Director of CRT Capital Group and Trading from 1996 to 2001.
Charles A. Yamarone (5)	44	1996

Executive Vice President of Libra Securities LLC, an institutional broker-dealer, since January 2002; Executive Vice President of U.S. Bancorp Libra (an institutional broker-dealer), a division of U.S. Bancorp Investments, Inc. from January 1999 to 2001; Executive Vice President of Libra Investments, Inc. from 1991 to 1999.

CLASS II DIRECTORS (Term will expire in 2004)

Wilson K. Cadman	75	1992	Retired as Chairman of the Board, President and Chief Executive Officer of Kansas Gas and Electric Company and Vice Chairman of the Board of Western Resources, Inc. in 1992.
James A. Cardwell(6)	70	1990	Chairman of the Board and Chief Executive Officer of Petro Stopping Centers, LP, a nationwide chain of truckstops.
James W. Cicconi	50	1997

General Counsel and Executive Vice President-Law and Government Affairs of AT&T since December 1998; Senior Vice President of Governmental Affairs & Federal Policy for AT&T from September 1998 to December 1998; Partner of Akin, Gump,

NOMINEES AND DIRECTORS OF THE COMPANY

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)
			Strauss, Hauer & Feld, a law firm, for more than five years prior to September 1998.
Patricia Z. Holland-Branch	58	1997

President, Chief Executive Officer and Owner of HB/PZH Commercial Environments Inc., doing business as Facilities Connection, Inc., a HB/PZH Company since 1986; Fifty percent partner of MAPRODISA, S.A. de, C.V. since 1997; Franchise owner of Millicare Commercial Carpet Care Dallas from 1997 to June 2000; Franchise owner of Millicare El Paso from 1996 to present.

CLASS III DIRECTORS (Term will expire in 2005)

Gary R. Hedrick(7)	48	2001

President and Chief Executive Officer since November 2001; Executive Vice President, Chief Financial and Administrative Officer from August 2000 to November 2001; Vice President, Chief Financial Officer and Treasurer from August 1996 to August 2000.

Kenneth R. Heitz	55	1996	Partner of Irell & Manella, LLP, a law firm.
Michael K. Parks(8)	43	1996	Managing Director of TCW Group since December 2000; President of Aurora National Life Assurance Company from May 1996 to October 2000.
Eric B. Siegel (9)	45	1996	Retired Limited Partner of Apollo Advisors, L.P.; Independent investor and business consultant since 1995.

(1)	Where no date is specified, the director has held the position for more than the past five years.
(2)	Mr. Edwards is also a director of Hubbell, Inc.
(3)	Mr. Harris also serves as an adjunct professor of management at Columbia University School of Business.
(4)	Mr. Wertheimer is also a director of Trikon Technologies, Inc. and Morris Material Handling, Inc.
(5)	Mr. Yamarone is also a director of Continental Airlines, Inc. and New Millennium Homes, LLC.
(6)	Mr. Cardwell is also a trustee of Archstone Communities, a real estate investment trust and a director of State National Bancshares, Inc.
(7)	Mr. Hedrick is a member of the board of trustees of Las Palmas Medical Center.
(8)	Mr. Parks is also a director of Aurora National Life Assurance Company.
(9)	Mr. Siegel is also a director of Kerzner International Limited and XCL-China, Ltd.

DIRECTORS’ MEETINGS, COMPENSATION AND COMMITTEES

The Board of Directors held eight meetings during calendar year 2002. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served.

Compensation of Directors

The compensation for non-employee members of the Board of Directors during 2002 consisted of the following: (a) $20,000 per year for four meetings of the Board of Directors or committees thereof per year and an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the El Paso Electric Company 1999 Long-Term Incentive Plan (the “1999 Plan”), 3,500 shares of restricted Common Stock. In addition, the Board of Directors awarded Mr. Edwards, in consideration of his service as Chairman of the Board of Directors during 2002, 12,500 shares of Common Stock that are restricted as to sale until May 8, 2003 and awarded James Haines, for his service as Vice Chairman of the Board of Directors during 2002, 12,500 shares that were forfeited upon his resignation from the Board of Directors in accordance with the terms of the 1999 Plan. The Company has at times called upon directors for special expertise for which it pays an hourly consulting fee. In 2002, three directors were paid such consulting fees which in the aggregate amounted to $2,600.

During 2003, non-employee directors will receive the same compensation as in 2002, as will Mr. Edwards for his service as Chairman of the Board of Directors. Any shares awarded will be subject to restrictions on sale or transfer for one year and, in general, will vest if the director remains continuously in the service of the Company as a non-employee director, or Chairman of the Board in the case of Mr. Edwards, during such period.

The Board of Directors has the following standing committees: Audit, Civic and Charitable Affairs, Compensation/Benefits, Executive, Palo Verde Oversight, Environmental, and International Business. On November 14, 2002, in compliance with the requirements of the Sarbanes-Oxley Act, certain committees were restructured as described below.

During 2002 the Audit Committee was composed of directors Yamarone, Parks, Holland-Branch and Cicconi. On November 14, 2002, in compliance with the independent director requirement pursuant to the Sarbanes-Oxley Act, Ms. Holland-Branch was replaced by Mr. Siegel on the Audit Committee. The Audit Committee, which held fifteen meetings in 2002, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the Securities and Exchange Commission and otherwise overseeing the Company’s financial reporting. The Audit Committee also determines whether management has established a system to promote the accuracy and completeness of the Company’s financial statements and other publicly disclosed information and during 2002 reviewed and approved the charter of the Disclosure Committee pursuant to the requirement of the Sarbanes-Oxley Act. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” which appears below in this Proxy Statement.

During 2002 the Civic and Charitable Affairs Committee was composed of directors Cardwell, Holland-Branch, Guzman and, until his resignation in November 2002, Haines. The Civic and Charitable Affairs Committee, which held three meetings in 2002, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves.

During 2002 the Compensation/Benefits Committee was composed of directors Heitz, Cadman, Cicconi and Yamarone. The Compensation/Benefits Committee, which held four meetings in 2002, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation/Benefits Committee is also responsible for evaluating, adopting and administering benefit plan programs.

During 2002 the Executive Committee was composed of directors Wertheimer, Siegel, Harris, Parks, and, until his resignation in November 2002, Haines. In February 2003, Mr. Hedrick joined the Committee and Mr. Siegel was named Chairman. The Executive Committee, which held nine meetings in 2002, is the administrative and policy-making committee of the Board of Directors, and may exercise all powers of the Board of Directors (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board of Directors regarding the maximization of shareholder value. Prior to the formation of the Nominating and Corporate Governance Committee on November 14, 2002, the Executive Committee was responsible for conducting peer reviews and evaluations of the members of the Board of Directors and considering nominees for the Board of Directors.

During 2002 the Palo Verde Oversight Committee was composed of directors Cadman, Guzman, Siegel and Cardwell. On November 14, 2002, Mr. Siegel was replaced by Ms. Holland-Branch on the Committee. The Palo Verde Oversight Committee, which held four meetings in 2002, is responsible for reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station in which the Company is a participant.

During 2002 the Environmental Committee was composed of directors Cardwell, Harris, Wertheimer and Heitz. The Environmental Committee, which held two meetings in 2002, is responsible for overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations and identifying existing and potential environmental issues facing the Company under federal, state and local law.

During 2002 the International Business Committee was composed of directors Holland-Branch, Cardwell and Wertheimer. The International Business Committee, which held four meetings in 2002, is responsible for assisting management in formulating a business development strategy for Mexico and evaluating business opportunities in Mexico.

On November 14, 2002, in compliance with the Sarbanes-Oxley Act, the Board of Directors formed a new committee entitled “Nominating and Corporate Governance” which is composed of directors Harris, Cadman, Siegel and Wertheimer. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as members of the Board of Directors, recommending directors for appointment to Board of Directors committees, evaluating Board of the Directors performance and overseeing and setting compensation for the members of the Board of Directors. The committee will consider nominees for the Board of Directors submitted in writing by a shareholder in accordance with the notice provisions in the Company’s Bylaws. The committee will also develop and recommend to the Board of Directors corporate governance guidelines, update and revise the Code of Business Conduct and Ethics of the Company, and oversee compliance with such guidelines and Code. The committee did not hold any meetings in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2003 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class I Directors of the Company; (iii) the person who served as Chief Executive Officer of the Company during the year ended December 31, 2002, (iv) the top four most highly compensated employees other than the Chief Executive Officer; and (v) all directors and current executive officers of the Company as a group (24 persons).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Highfields Capital Management LP 200 Clarendon Street – 51st Floor Boston, MA 02116	4,653,600	(1)	9.38	%*
Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	4,133,400	(2)	8.27	%*
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	3,716,410	(3)	7.50	%*
George W. Edwards, Jr.	193,640	(4)	*	*
Wilson K. Cadman	58,942	(5)	*	*
James A. Cardwell	31,140	(6)	*	*
James W. Cicconi	19,000	(7)	*	*
Ramiro Guzman	32,643	(8)	*	*
James W. Harris	46,040	(9)	*	*
Kenneth R. Heitz	38,809	(10)	*	*
Patricia Z. Holland-Branch	23,679	(11)	*	*
Michael K. Parks	41,040	(12)	*	*
Eric B. Siegel	37,040	(13)	*	*
Stephen N. Wertheimer	27,040	(14)	*	*
Charles A. Yamarone	53,139	(15)	*	*
Gary R. Hedrick	309,102	(16)	*	*
Julius F. Bates	238,401	(17)	*	*
Terry Bassham	96,108	(18)	*	*
Raul A. Carrillo, Jr.	20,000	(19)	*	*
Helen W. Knopp	55,892	(20)	*	*
Other Executive Officers	237,516	(21)	*	*
All directors and executive officers As a group (24 persons)	1,559,171	(22)	3.09%

*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.
**	Less than 1%.

(1)	Information regarding ownership of Common Stock by Highfields Capital Management LP (“Highfields Capital”), Highfields GP LLC (“Highfields GP”), Mr. Johnathon S. Jacobson (“Mr. Jacobson”), Mr. Richard L. Grubman (“Mr. Grubman”), and Highfields Capital Ltd., (“Highfields Ltd.”) is included herein in reliance on information set forth in Amendment No. 2 to Schedule 13-G filed by Highfields Capital, Highfields GP, Mr. Jacobson, Mr. Grubman, and Highfields Ltd. (collectively, the “Highfield Reporting Entities”), on February 14, 2003, with the Commission and reflecting ownership as of December 31, 2002.
Highfields Capital, Highfields GP, Highfields Ltd., Mr. Jacobson, and Mr. Grubman, as individuals jointly filed Schedule 13G. Highfields Capital I, L.P., Highfields Capital II, L.P., and Highfields Ltd., are collectively known as the “Funds”. Highfields Capital, a Delaware limited partnership, serves as an Investment Manager to each of the Funds. Highfields Ltd. is an exempted, limited liability company organized under the laws of the Cayman Islands, BWI. Mr. Jacobson and Mr. Grubman are Managing Members of Highfields GP, a Delaware limited liability company, which is the general partner of Highfields Capital. According to the filing, the Funds beneficially own the Company’s Common Stock. Highfields Ltd. beneficially owns 6.6% of the shares of Common Stock and maintains sole voting and dispositive power over 3,293,725 shares of Common Stock as of December 31, 2002. Both Highlands Capital I, L.P. and Highlands Capital II, L.P. individually own less than 5% of the shares. The aggregate amount beneficially owned by the Funds is 4,653,600 (9.38%) shares of Common Stock. Highfields Capital, Highfields GP, Mr. Jacobson, and Mr. Grubman each have the power to direct the proceeds of the sale of shares owned by the Funds.
(2)	Information regarding ownership of shares of Common Stock by Gabelli Group Capital Partners, Inc. (“Gabelli Partners”), Gabelli Asset Management, Inc. (“GAMI”), Gabelli Advisers, Inc. (“Gabelli Advisers”), Gabelli Funds, LLC (“Gabelli Funds”); GAMCO Investors, Inc. (“GAMCO”), Mario J. Gabelli, and Marc J. Gabelli (collectively, the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 3 to Schedule 13-D filed by the Gabelli Reporting Parties on August 21, 2002, with the Commission, reflecting ownership as of August 16, 2002. Gabelli Partners is the parent company of GAMI. GAMI is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, and Gabelli Advisers. GAMCO, Gabelli Funds, and Gabelli Advisers are each investment advisers and GAMCO and Gabelli Funds are each registered under the Investment Advisers Act of 1940. Gabelli Partners, GAMI, and GAMCO are New York corporations. Gabelli Advisers is a Delaware corporation and Gabelli Funds is a New York limited liability corporation. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GAMI. Marc J. Gabelli is Managing Director of Gabelli Partners. The Gabelli Reporting Parties do not admit that they constitute a group.

According to the filing, Gabelli Funds owns 1,216,000 (2.43%) shares of Common Stock as of August 16, 2002. GAMCO owns 2,907,400 (5.82%) shares of Common Stock as of August 16, 2002. Gabelli Advisers owns 10,000 (.02%) shares of Common Stock as of August 16, 2002. Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners are deemed to have beneficial ownership of this Common Stock. Each of the Gabelli

Reporting Parties has sole voting and dispositive power over the Common Stock reported for each of them, and Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners have indirect voting and dispositive power over the aggregate of 4,133,400 (8.27%) shares of Common Stock as of August 16, 2002, however, GAMCO does not have the authority to vote 94,200 of the reported shares of Common Stock.
(3)	Information regarding ownership of shares of Common Stock by Westport Asset Management Inc., (“Westport”) and Westport Advisors LLC (“Westport Advisors”) is included herein in reliance on information set forth in Amendment No. 5 to Schedule 13-G filed by Westport and Westport Advisors on February 14, 2003 with the Securities and Exchange Commission (the “Commission”), reflecting ownership as of December 31, 2002. Westport is a parent holding company pursuant to Rule 13d-1 (b) (ii) (G) of the Securities Exchange Act of 1934 and owns 50% of Westport Advisors. Westport is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Westport Advisors is an Investment Advisor for a series of public mutual funds. According to the filing, Westport and Wesport Advisors beneficially own 3,716,410 (7.50%) shares of Common Stock outstanding as of December 31, 2002. Both maintain shared voting, dispositive power and investment power over the Company’s shares of Common Stock. Westport disclaims beneficial ownership of such Common Stock.
(4)	Includes (i) 10,000 shares of Common Stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan (the “1996 Plan”); (ii) 167,640 shares over which he has sole voting and investment powers; and (iii) 16,000 shares over which he has voting power but no investment power.
(5)	Includes (i) 37,902 shares of Common Stock that Mr. Cadman has the right to acquire by exercising options granted under the 1996 and the 1999 Long-Term Incentive Plan (the “1999 Plan”); (ii) 17,540 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(6)	Includes (i) 10,000 shares of Common Stock that Mr. Cardwell has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,640 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(7)	Includes (i) 5,000 shares of Common Stock that Mr. Cicconi has the right to acquire by exercising options granted under the 1996 Plan; (ii) 10,500 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(8)	Includes (i) 10,000 shares of Common Stock that Mr. Guzman has the right to acquire by exercising options granted under the 1996 Plan; (ii) 19,143 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(9)	Includes (i) 10,000 shares of Common Stock that Mr. Harris has the right to acquire by exercising options granted under the 1996 Plan; (ii) 32,540 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(10)	Includes (i) 12,246 shares of Common Stock that Mr. Heitz has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 21,960 shares over which he has sole voting and investment powers; and (iii) 4,603 shares over which he has voting power but no investment power.
(11)	Includes (i) 5,000 shares of Common Stock that Ms. Holland-Branch has the right to acquire by exercising options granted under the 1996 Plan; (ii) 12,842 shares over which she has sole voting and investment powers; and (iii) 5,837 shares over which she has voting power but no investment power.
(12)	Includes (i) 10,000 shares of Common Stock that Mr. Parks has the right to acquire by exercising options granted under the 1996 Plan; (ii) 27,540 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(13)	Includes (i) 10,000 shares of Common Stock that Mr. Siegel has the right to acquire by exercising options granted under the 1996 Plan; (ii) 23,540 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(14)	Includes (i) 10,000 shares of Common Stock that Mr. Wertheimer has the right to acquire by exercising options granted under the 1996 Plan; (ii) 13,540 shares over which he has sole voting and investment powers; and (iii) 3,500 shares over which he has voting power but no investment power.
(15)	Includes (i) 10,000 shares of Common Stock that Mr. Yamarone has the right to acquire by exercising options granted under the 1996 Plan; (ii) 36,576 shares over which he has sole voting and investment powers; and (iii) 6,563 shares over which he has voting power but no investment power.
(16)	Includes (i) 250,000 shares of Common Stock that Mr. Hedrick has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 14,528 shares over which he has sole voting and investment powers; (iii) 44,569 shares over which he has voting power but no investment power; and (iv) 5 shares owned by his spouse over which he has no voting or investment powers.
(17)	Includes (i) 220,000 shares of Common Stock that Mr. Bates has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 14,767 shares over which he has sole voting and investment powers; and (iii) 3,634 shares over which he has voting power but no investment power.
(18)	Includes (i) 85,000 shares of Common Stock that Mr. Bassham has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 7,465 shares over which he has sole voting and investment powers; and (iii) 3,643 shares over which he has voting power but no investment power.
(19)	Includes 20,000 shares of Common Stock that Mr. Carrillo currently has the right to acquire by exercising options granted under the 1999 Plan.
(20)	Includes (i) 40,000 shares of Common Stock that Ms. Knopp has the right to acquire by exercising options granted under the 1996 Plan; (ii) 13,035 shares over which she has sole voting and investment powers; and (iii) 2,857 shares over which she has voting power but no investment power.
(21)	Includes (i) 210,000 shares of Common Stock that other executive officers currently have the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 18,955 shares over which they have sole voting and investment powers; and (iii) 8,561 shares over which they have voting power but no investment power.

(22)	Includes (i) 965,148 shares of Common Stock related to stock options discussed above; (ii) 469,751 shares over which the executives and officers have sole voting and investment powers; (iii) 124,267 shares over which they have voting power but no investment power, and (iv) 5 shares owned by the spouse of an officer over which the officer has no voting or investment power.

Certain Business Relationships

During 2002 the Company purchased office furniture, carpeting and installation, maintenance and repair services from Facilities Connection, Inc. in the approximate amount of $163,863.17. Patricia Z. Holland-Branch, a Class II Director, is the President, Chief Executive Officer and owner of Facilities Connection, Inc. The Company also purchased gasoline, diesel fuel, bulk motor oil, transformer oil and hydraulic fluid during 2002 from C&R Distributing, Inc. (“C&R”) in the approximate amount of $459,134.40. James A. Cardwell, a Class II Director, is owner and Vice President of C&R. During 2002 the Company also paid Ramiro Guzman & Associates $125,000.04 for public affairs and marketing services. Ramiro Guzman, a Class I Director, is the owner of Ramiro Guzman & Associates. Additionally, during 2002, the Company retained the law firm of Irell & Manella, LLP in connection with certain legal matters. Kenneth R. Heitz is a partner of Irell & Manella, LLP. The Company believes that the above purchases were made on terms typical for such transactions or services charged by firms not affiliated with any director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 2002, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements, except that Patricia Holland-Branch inadvertently filed a Form 4 six days late in July 2002 reporting the sale of 3,500 shares of Common Stock.

CERTAIN ADDITIONAL INFORMATION

Executive Compensation

The following table sets forth certain information concerning the cash and non-cash compensation paid to the individual who served as Chief Executive Officer during 2002 and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2002 (the “Named Executive Officers”), for the last three fiscal years for service in the capacities indicated.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation					Long-Term Compensation Awards			All Other Compensation(2) ($)
Name and Principal Position		Base Salary ($)		Bonus ($)		Other Annual Compensation(1) ($)	Restricted Stock ($)	Securities Underlying Options/SARs (#)
Gary R. Hedrick Chief Executive Officer & President	2002 2001 2000	425,000 263,606 203,205		0 34,848 78,868	(3)	24,519 16,346 7,372	0 683,000 0	0 250,000 0		2,248 1,400 1,178
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer	2002 2001 2000	220,000 187,933 166,772		0 24,645 69,283	(3)	11,846 7,067 6,731	0 0 0	0 100,000 25,000		5,500 5,100 5,100
Julius F. Bates Executive Vice President & Chief Operations Officer	2002 2001 2000	220,000 180,463 167,140		0 23,718 54,283	(3)	12,692 12,692 6,428	0 0 0	0 100,000 0		5,500 5,100 5,100
Raul A. Carrillo, Jr. Senior Vice President and General Counsel	2002 2001 2000	173,558 0 0	(4)	0 0 0		7,692 0 0	0 0 0	100,000 0 0	(5)	5,322 0 0
Helen Knopp Vice President – Customer and Public Relations	2002 2001 2000	164,595 155,295 147,900		0 20,405 39,298	(3)	0 0 0	0 0 0	0 0 0		5,500 5,100 5,100

(1)	Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than 10% of annual salary.
(2)	Includes matching contributions made by the Company under the Company’s 401(k) Plan.
(3)	Represents corrected 2001 bonus amounts. Messrs. Hedrick, Bassham, Bates, and Ms. Knopp received 2,630, 1,860, 1,790, and 1,540 shares of restricted Common Stock, respectively, in February 2002 under the 1999 Plan. Such shares vest over 4 years with 20% vesting on the day of award and 20% vesting on each annual anniversary of the award. Each individual will receive cash dividends if and when declared on vested shares and dividends on unvested shares will be used to acquire additional shares.
(4)	Represents Mr. Carrillo’s prorated base salary since his hire date on January 14, 2002.
(5)	Mr. Carrillo received an option to acquire 100,000 shares of Common Stock on January 14, 2002. The option vests 20% on January 2, 2003 and the next four anniversaries thereof.

Aggregate Options Outstanding Under the 1996 and 1999 Long-Term Incentive Plans

Set forth below is information with respect to the aggregate options granted pursuant to the Company’s 1996 and 1999 Long-Term Incentive Plans that were outstanding at December 31, 2002, for each of the Named Executive Officers.

AGGREGATED OPTIONS/SAR EXERCISES

IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-end	Value of Unexercised In-the-Money Options-SARS at Fiscal Year-end
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Gary R. Hedrick	0	0	180,000/270,000	$823,750/$70,000
Terry Bassham	0	0	40,000/135,000	$116,875/$87,812
Julius F. Bates	0	0	180,000/120,000	$823,750/$70,000
Raul A. Carrillo, Jr.	0	0	0/100,000	$0/$0
Helen Knopp	0	0	20,000/40,000	$57,500/$115,000

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Alternative Grant Date Value
Name	Number of Common Shares Underlying Options Granted		Percent of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value $
Gary R. Hedrick	0		0	0	0	0
Terry Bassham	0		0	0	0	0
Julius F. Bates	0		0	0	0	0
Raul A. Carrillo, Jr.	100,000	(1)	40%	$14.21	01/14/12	$728,000	(2)
Helen Knopp	0		0	0	0	0

(1)	This option vests in 20% increments annually beginning on January 2, 2003.
(2)	The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 5.42% based on an award date of January 14, 2002; (b) volatility is 26.36%, calculated using the standard deviation of the Company’s Common Stock from January, 1999 to the award date; (c) exercise price is the market price on date of award, which is $14.21; and (d) time of exercise is assumed to be ten years from date of grant.

RETIREMENT INCOME PLAN TABLE

The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company’s Retirement Income Plan for the years of service and levels of final average compensation specified.

PENSION PLAN TABLE

	Years of Service
Compensation	15	20	25	30	35
$125,000	$23,438	$31,250	$39,062	$46,875	$54,688
150,000	28,125	37,500	46,875	56,250	65,625
175,000	31,875	42,500	53,125	63,750	74,375
200,000	37,500	50,000	62,500	75,000	87,500
225,000	37,500	50,000	62,500	75,000	87,500
250,000	37,500	50,000	62,500	75,000	87,500
300,000	37,500	50,000	62,500	75,000	87,500
350,000	37,500	50,000	62,500	75,000	87,500
400,000	37,500	50,000	62,500	75,000	87,500
450,000	37,500	50,000	62,500	75,000	87,500
500,000	37,500	50,000	62,500	75,000	87,500

The compensation covered by the Retirement Income Plan is the annual salary paid to the participant, which is reflected in the column titled “Base Salary” in the Summary Compensation Table. The estimated credited years of service for each of Messrs. Hedrick, Bassham, Bates, Carrillo and Ms. Knopp at December 31, 2002, was 26, 6, 30, 1, and 13, respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year. The maximum amount of compensation upon which benefits can be based may be adjusted annually in $10,000 increments, but in no event can such benefits be based on an adjusted maximum compensation in excess of that allowed by the Internal Revenue Service in connection with qualified retirement plans. For the year 2002 the maximum amount of compensation on which benefits may be based is $200,000. Participants in the Retirement Income Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

Employment Agreements and Related Matters

Each Named Executive Officer and certain other officers of the Company have entered into a Change of Control Agreement (the “Agreement”) requiring such person to remain in the employ of the Company for two years following a change in control. In the event the Named Executive Officer is terminated during such period, other than for cause or certain other reasons, the Agreement provides that such person would receive 2.99 times annual base salary plus bonuses, the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with three additional years of service, continuation of welfare benefits for two years and outplacement services for one year.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General. The Compensation Committee (the “Committee”) of the Board of Directors is comprised entirely of non-employee directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan. Following review and approval by the Committee, all significant issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

Compensation Philosophy and Programs. The Company desires to attract and retain the required talent necessary to achieve its business strategy and provide maximum shareholder value over the long term. As such, the following compensation philosophy is intended to facilitate the design of programs to accomplish these goals:

•	Provide competitive total compensation and rewards that attract and retain executive talent with appropriate experience

•	Motivate and reward executives for achievement of outstanding results

•	Align shareholder interests with those of executive management

With the help of an independent compensation consulting firm, the Committee regularly compares the salary and incentive opportunities for the executive officers with the compensation provided for similar positions at comparable companies. The firm compares the Company information to data of a similar type obtained from companies of approximately the same size as the Company and operating in the same industry. The competitive market values were developed from a peer group of utility companies supplemented with market data from the Edison Electric Institute (EEI) (the “utility comparator group”).

The utility comparator group does not contain every company in the “EEI 100” index used to prepare the performance graph that appears later in this Proxy Statement. The Committee believes that the companies with which the Company competes for employees are not necessarily the same as the companies included in that index.

Based on the above parameters, the Committee and Board of Directors continue to believe a total compensation program for executives should primarily be comprised of three elements: base salary, short-term incentives, and long-term incentives.

Base Salary. Base salary levels are targeted at median levels of the utility comparator group. The base salary of each executive is determined by his or her skills, experience, and potential impact on the Company’s operations. Base salary adjustments are directly related to the officer’s performance and success in achieving specific corporate and individual goals. In addition, the Company’s overall financial performance also impacts salary adjustments. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer’s performance. Based on the information available to it, the Committee believes that the base salaries of the executive officers are generally near the median for comparable electric utilities.

Short-Term Incentives. Each executive officer has a target incentive opportunity if the Company achieves specific annual goals that are established in advance by the Committee and the Board of Directors. Short-term incentive awards to executive officers have historically been paid in restricted Common Stock and vest equally over a four-year period with 20% vesting once the goal is achieved and 20% vesting on each anniversary of such date for the next four years. Beginning in 2003, short-term incentive awards will be paid in cash rather than in restricted Common Stock. It is anticipated that the annual performance goals will be “stretch” goals based on the achievement of corporate objectives that will lead to enhanced shareholder value. In 2002, the performance goals were related to safety, customer satisfaction and earnings per share. If a certain level of earnings per share is not attained, no bonuses will be paid for any of the measures. Due to a shortfall in meeting the pre-established earnings per share goals for 2002, none of the executive officers received bonuses. For the 2003 incentive plan, goals have been established for safety, customer satisfaction and earnings per share. Again, no short-term incentive awards will be granted unless the earnings per share goal is met.

Long-Term Incentives. In 2000, Mr. Bassham was granted a stock option to acquire 25,000 shares of Common Stock. Additionally, in 2001, when they were elected President and Chief Executive Officer, Executive Vice President, Chief Financial and Administrative Officer, and Executive Vice President and Chief Operations Officer, respectively, Messrs. Hedrick, Bassham and Bates were each awarded stock options to acquire shares of Common Stock in the amounts of 250,000, 100,000 and 100,000, respectively. In 2002, Mr. Carrillo was awarded a stock option to acquire 100,000 shares of Common Stock when he was hired. The options have an exercise price of 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. The options were designed as both a retention plan as well as a long-term incentive plan. The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company’s Common Stock and directly align the executive officers’ personal interest with that of other shareholders.

Stock Ownership Guidelines. Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and enhancement of shareholder value, the Committee established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own Common Stock with a value equal to three times his base salary and that other executive officers and directors own Common Stock with a value equal to two times his or her base salary or annual retainer, respectively. The ownership guidelines were set in 1996 with the intention that they be met within 5 years for directors and executive officers at that time or within 5 years from the date a person becomes a director or executive officer. The stock ownership guidelines have been met by all people for whom the 5-year period is applicable.

Compensation of the Chief Executive Officer. The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer’s compensation to the Company’s success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer’s leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. At the same time, the Committee strongly believes that the Chief Executive Officer’s total compensation should directly reflect increases in the value of the Common Stock.

The above-described philosophy guided the Board of Directors in establishing Mr. Hedrick’s compensation. Mr. Hedrick’s compensation has the following elements: base salary, annual incentive opportunity, restricted stock and stock options. Mr. Hedrick’s base salary was set in 2001 at $425,000 which is the same as that paid to his predecessor and within the range of salaries of CEO’s of the utility comparator group. Mr. Hedrick’s salary remained at $425,000 for 2002. Based on the Company not meeting its 2002 earnings per share objective, Mr. Hedrick did not receive a bonus for 2002. On November 5, 2001, the Board of Directors granted Mr. Hedrick 50,000 restricted shares of Common Stock and options to acquire 250,000 shares with an exercise price of $13.59. The restricted shares and options will vest in five equal installments on January 1, 2003 and on each anniversary thereof through January 1, 2007. The amount and total value of these restricted shares of Common Stock and options was determined based on the recommendations an outside compensation consultant. Mr. Hedrick’s total compensation is slightly below the median level of the utility comparator group with which the Company competes for executive talent. The structure of Mr. Hedrick’s compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

Members of the Compensation/Benefits Committee:

Kenneth R. Heitz—Chairman

Wilson K. Cadman

James W. Cicconi

Charles A. Yamarone

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in reviewing the Company’s financial reporting process. The roles and responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors. Each current member of the Audit Committee meets the experience and independence requirements of the New York Stock Exchange.

In fulfilling its responsibilities, the Audit Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release; (2) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’

independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (3) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (4) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of KPMG LLP as the Company’s independent auditors, and the Board concurred in such recommendation.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles A. Yamarone—Chairman

James W. Cicconi

Michael K. Parks

Eric B. Siegel

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the performance of the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) and the Edison Electric Institute’s Index of 100 investor-owned electric utilities (EEI 100) setting the value of each at December 31, 1997 to a base of 100. The table sets forth the relative yearly percentage change in the Company’s cumulative total shareholder return as compared to the NYSE, AMEX and the EEI 100, as reflected in the graph. The Company’s Common Stock began trading on the New York Stock Exchange on December 4, 2002. Prior to that date, the Company’s Common Stock traded on the American Stock Exchange and for that reason, a comparison to both the NYSE and the AMEX is presented below.

TOTAL RETURN COMPARISON

El Paso Electric, New York Stock Exchange, American Stock

Exchange, EEI Index

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
EPE	100	120	134	181	198	150
NYSE US	100	117	127	128	115	93
AMEX	100	107	142	131	122	100
EEI	100	114	93	137	125	107

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 1, 2003. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no business, other than the election of Class I Directors, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

INDEPENDENT AUDITORS

Representatives of KPMG LLP, the independent auditors of the Company’s financial statements, will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Audit Fees

The Company paid KPMG LLP an aggregate of $415,000 for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation

The Company did not pay nor did KPMG LLP perform professional services in connection with the financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

The Company paid KPMG LLP $130,000 for other audit-related services, including audits of benefit plans and regulatory filings during the fiscal year ended December 31, 2002. The Company paid KPMG LLP $260,000 for professional services rendered in connection with non-audit and non-financial information systems related services, principally involving tax matters during the fiscal year ended December 31, 2002.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards and the Audit Committee determined that KPMG LLP’s provision of the services described above under “All Other Fees” is compatible with KPMG LLP’s independence.

ANNUAL REPORT

The Company’s 2002 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

One Proxy Statement will be sent to shareholders sharing the same address. However, additional copies may be obtained by contacting, via oral or written communication, the Company at (915) 543-5711, 123 W. Mills, El Paso, Texas 79901. If any shareholders are receiving multiple Proxy Statements and would rather receive a single Proxy Statement, a request may be submitted to the telephone number and/or address listed in the immediately preceding sentence.

EL PASO ELECTRIC COMPANY

By Order of the Board of Directors

Raul A. Carrillo, Jr.

Sr. Vice President, General Counsel

and Secretary

Dated: March 31, 2003

[FORM OF PROXY CARD]

EL PASO ELECTRIC COMPANY

For the Annual Meeting of Shareholders

to be held May 8, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominate(s), constitute(s) and appoint(s) Gary R. Hedrick, Raul A. Carrillo, Jr. and Gary Sanders, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 8, 2003 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS I DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS I DIRECTORS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

[REVERSE OF CARD]

☐

1.	Election of Directors Listed Below	FOR all nominees Listed below	☒	WITHHOLD AUTHORITY to vote For all nominees listed below	☒	*EXCEPTIONS	☒

To serve for a term of three years to expire at the annual meeting in 2006

Nominees:	GEORGE W. EDWARDS, JR.	RAMIRO GUZMAN	STEPHEN N. WERTHEIMER	CHARLES YAMARONE
JAMES W. HARRIS

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below

*Exceptions

Address Changes ☒

and/or Comments

Please date and sign exactly as name appears. If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated
Signature
Signature if held jointly
Votes must be indicated (x) in Black or Blue ink. ☒

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.